Exhibit 3.5

                             ATOMIC PAINTBALL, INC.

                           CERTIFICATE OF DESIGNATIONS
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK

                         Pursuant to Article 2.13 of the
                         Texas Business Corporation Act

         Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, Atomic Paintball, Inc., a Texas corporation (the "Corporation") does hereby make this Certificate of Designations pursuant to authority expressly vested in the Board of Directors of the Corporation by the Articles of
Incorporation:

                                    ARTICLE I

         The name of the Corporation is Atomic Paintball, Inc.

                                   ARTICLE II

         The following resolutions were duly adopted by the Board of Directors of the Corporation (the "Board of Directors") by a unanimous vote at a meeting held on October __, 2003, pursuant to authority conferred upon the Board of Directors by the provisions of the Articles of Incorporation of the Corporation that authorize the issuance in series of up to two million (2,000,000) shares of preferred stock, no par value per share ("Preferred Stock"):

         "WHEREAS, the Board of Directors of the Corporation has, after due consideration, found that it is in the best interest of the Corporation to designate and issue up to 400,000 shares of Series A Convertible Preferred Stock.

         FURTHER RESOLVED, that the issuance of up to 400,000 shares of Series A Convertible Preferred Stock of the Corporation is hereby authorized, and the designation, voting powers, preferences and all other special rights, qualifications, limitations and restrictions thereof of the shares of such Preferred Stock, in addition to those set forth in the Articles of Incorporation of the Corporation, are hereby approved and affixed as follows:

         Section 1. Designation. The distinctive serial designation of such series shall be "Series A Convertible Preferred Stock" (hereinafter called "Series A Preferred Stock"). Each share of Series A Preferred Stock shall be identical in all respects with all other shares of Series A Preferred Stock. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series.

         Section 2. Number of Shares. The number of shares of Series A Preferred Stock shall initially be 400,000. The Board of Directors shall have the authority to increase or decrease the number of shares of Series A Preferred Stock; provided, however, that the board of directors may not decrease the number of shares to less than the number of shares of Series A Preferred Stock that are then issued. Shares of Series A Preferred Stock that are converted into common stock of the Corporation (the "Common Stock") shall be canceled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

         Section 3. Dividends. When, as and if the Board of Directors declares a dividend on the Common Stock, each holder of shares of Series A Preferred Stock shall be entitled to a dividend equal to the dividend that would be distributed to a holder of the number of shares of Common Stock that would be issuable upon conversion of such holder's shares of Series A Preferred Stock into Common Stock as of the record date for such dividend.

         Section 4. Liquidation.

                  a. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, then, before any distribution or payment out of the assets of the Corporation shall be made to or set aside for the holders of any Common Stock, the holders of shares of Series A Preferred Stock shall be entitled to receive in full an amount per share equal to the sum of $0.25 per share. If the amount of the liquidation preference shall have been paid in full to all holders of shares of Series A Preferred Stock, the remaining assets of the Corporation shall be distributed among the holders of Common Stock, according to their respective rights and preferences and in each case according to their respective numbers of shares.

                  b. For purposes of this Section 4, (i) the sale of substantially all of the assets of the Corporation, whether or not followed by the liquidation, dissolution and winding up of the affairs of the Corporation, (ii) the consolidation or merger of the Corporation with a corporation or any other entity (other than a consolidation or merger with a corporation or another entity in which the Corporation is the surviving corporation and which does not result in any reclassification or change in the Common Stock issuable upon conversion of shares of Series A Preferred Stock , and (iii) a statutory share exchange between or among the Corporation and one or more corporations or other entities (other than a statutory share exchange which does not result in any reclassification or change in the Common Stock issuable upon conversion of shares of Series A Preferred Stock ), shall each be deemed to constitute a liquidation, dissolution or winding up of the affairs of the Corporation. Upon the occurrence of any of the events listed in this section, the relative rights of the holders of shares of Series A Preferred Stock and the shares of any class or series of capital stock of the Corporation to participate in the consideration received or receivable by the Corporation, or the shareholders of the Corporation, shall be as established in this Section 4.

         Section 5. Voting. The holders of Series A Preferred Stock shall vote together with the holders of Common Stock (and of any other class or series which may similarly be entitled to vote with the holders of Common Stock) as a single class on all matters on which holders of Common Stock are entitled to vote, including the election of directors. Each holder of shares of Series A Preferred Stock shall be entitled to cast a number of votes equal to the number of votes that could be cast by a holder of the number of shares of Common Stock issuable upon conversion of such holder's shares of Series A Preferred Stock as of the record date for such vote, or if there is no record date for the vote, on the date such vote is taken.

         Section 6. Optional Conversion. Each holder of shares of Series A Preferred Stock shall have the right, at such holder's option, to convert any or all of such holder's shares of Series A Preferred Stock into shares of Common Stock of the Corporation at any time on and subject to the following terms and conditions:

                  a. The shares of Series A Preferred Stock shall be convertible at the principal office of the Corporation, and at such other office or offices, if any, as the Board of Directors may designate, into fully paid and non-assessable shares of Common Stock of the Corporation, at the conversion rate, determined as hereinafter provided. The rate at which shares of Common Stock shall be deliverable upon conversion (the "Conversion Rate") shall be one (1) share of Common Stock for every one
         (1) share of Series A Preferred Stock.

                  b. In order to convert shares of Series A Preferred Stock into
         Common Stock the holder thereof shall surrender at the office or offices herein above mentioned the certificate or certificates therefor, duly endorsed or assigned to the Corporation or in blank, and give written notice to the Corporation at said office or offices that


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

         such holder elects to convert such shares. Shares of Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of the certificates for such shares for conversion in accordance with the foregoing provisions, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and deliver at such office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with payment in lieu of any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same.

                  c. In case at any time or from time to time, the holders of any class of Common Stock have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) have become entitled to receive, without payment therefor:

                           (A)  consideration   (other  than  cash)  by  way  of
                  dividend or distribution; or

                           (B) consideration (including cash) by way of spin-off, split-up, reclassification (including any reclassification in connection with a consolidation or merger in which the Corporation is the surviving corporation), recapitalization, combination of shares into a smaller number of shares, or similar corporate restructuring;

         other than additional shares of Common Stock issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Sections d. and e.), then, and in each such case, the holders of Series A Preferred Stock, upon exercise of the conversion right set forth in Section 6 or upon the mandatory conversion pursuant to Section 7, will be entitled to receive for each share Series A Preferred Stock , as of the record date fixed for such distribution, the greatest per share amount of consideration received by any holder of any class of Common Stock or to which such holder is entitled. All such consideration receivable conversion of the Series A Preferred Stock with respect to such a distribution will be deemed to be outstanding and owned by such holder for purposes of determining the amount of consideration to which such holder is entitled upon conversion of the Series A Preferred Stock with respect to any subsequent distribution.

                  d. If at any time there occurs any stock split, stock dividend, reverse stock split, or other subdivision of the Common Stock, then the number of shares of Common Stock to be received by each holder of Series A Preferred Stock upon conversion of the Series A Preferred Stock into Common Stock, subject to the limitations set forth in this Agreement, will be proportionately adjusted.

                  e. In case of any reclassification or change of outstanding shares of any class of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in the case of any consolidation of the Corporation with, or merger or share exchange of the Corporation with or into, another person, the Corporation, or such successor or other person, as the case may be, will provide that holders of each share of Series A Preferred Stock will thereafter be entitled to receive the highest per share kind and amount of consideration received or receivable (including cash) upon such reclassification, change, consolidation, merger, share exchange, or sale by any holder of any class of Common Stock that conversion of the Series A Preferred Stock entitles the holder to receive immediately prior to such reclassification, change, consolidation, merger, share exchange, or sale (as adjusted pursuant to Section c. and otherwise in this Certificate of Designations). Any such successor person, which thereafter will be deemed to be the Corporation for purposes of the Series A Preferred Stock will provide for adjustments that are as nearly equivalent as may be possible to the adjustments provided for by this Section 6.


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

                  f. The Corporation will not by any action including, without limitation, amending, or permitting the amendment of, the charter documents, bylaws, or similar instruments of the Corporation or through any reorganization, reclassification, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities, or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations (and will not permit or suffer to exist any such action or attempted action by any Person so avoiding or seeking such avoidance), but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Purchaser against impairment or dilution. Without limiting the generality of the foregoing, the Corporation will (i) take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock issuable upon conversion of the Series A Preferred Stock, free and clear of all liens, encumbrances, equities, and claims and (ii) use its best efforts to obtain all such authorizations, exemptions, or consents from any public regulatory body having jurisdiction as may be necessary to enable the Corporation to perform its obligations under this Certificate of Designations.

         Section 7. Automatic Conversion.

                  a. Shares of Series A Preferred Stock, automatically and without further action by the Corporation or the holders of shares of Series A Preferred Stock, shall be converted into fully paid and nonassessable shares of Common Stock, at the Conversion Rate, contemporaneously with the effectiveness (the "Effectiveness") of any registration statement filed by the Corporation with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  b. The Corporation  shall give the holders of shares of Series
         A Preferred Stock prompt written notice of the occurrence of the Effectiveness by first class mail to each holder of record of Series A Preferred Stock at the address of such holder on the books of the Corporation. Notice of Effectiveness shall be deemed to have been given when deposited in the United States mail, first class postage prepaid, whether or not such notice is actually received. Holders of Series A Preferred Stock shall promptly on receipt of such notice surrender the certificates representing Series A Preferred Stock for cancellation. From and after the Effectiveness, (i) the shares of Series A Preferred Stock shall no longer be considered to be outstanding, (ii) the holders of the shares of Series A Preferred Stock shall cease to be shareholders with respect to such shares, and (iii) the shares of Series A Preferred Stock shall be deemed for all purposes to represent only the right to receive, upon surrender of certificates representing Series A Preferred Stock, certificates representing the number of shares of Common Stock into which Series A Preferred Stock shall have been converted.

         Section 8. Other Rights. The shares of Series A Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation of the Corporation.

         Section 9. Restatement of Certificate. Upon any restatement of the Articles of Incorporation of the Corporation, Sections 1 through 8 of this Certificate of Designations shall be included in the Certificate of Incorporation under the heading "Series A Convertible Preferred Stock" and this
Section 9 may be omitted. If the Board of Directors so determines, the numbering of Sections 1 through 8 may be changed for convenience of reference or for any other proper purpose.

         FURTHER RESOLVED, that before the Corporation shall issue any shares of Series A Preferred Stock, a certificate pursuant to Article 2.13 of the Texas Business Corporation Act, to be entitled "Certificate of Designations" shall be


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

made, executed and filed with the Secretary of State of Texas in accordance with the provisions of such Article 2.13, and the proper officers of the Corporation be and hereby are authorized to do all acts and things which may be necessary, appropriate, convenient or desirable in order to effect the purpose and intent of theses resolutions."

                                   ARTICLE III

         The foregoing resolutions were duly adopted by all necessary corporate action on the part of the Corporation.


         IN WITNESS WHEREOF, Atomic Paintball, Inc. has caused this certificate to be signed by Barbara J. Smith, its President, this 9th day of October, 2003.


By:      /s/ Barbara J. Smith
         Barbara J. Smith
         President